Exhibit 10.97
First Amendment
to the
DTE Energy Company Executive Performance Plan

Recitals

A.    On May 7, 2015, the shareholders of DTE Energy Company (the “Company”) approved the DTE Energy Company Executive Performance Plan (the “Plan”), to enable the Company to attract and retain executives and management personnel.

B.    Section 9.1 of the Plan authorizes the Organization and Compensation Committee of the Company’s Board of Directors (the “Committee”) to amend the Plan, subject to approval by the shareholders of the Company when required by applicable law.

C.    By a resolution properly adopted on February 4, 2016, the Committee amends the Plan to limit annual maximum award payable to any individual to a specified dollar amount.

Plan Amendment

Effective for Plan Years after 2015, the DTE Energy Company Executive Performance Plan is amended by replacing Section 5.3 with the following:

5.3    Individual Maximum Awards. For any given Plan Year, no one Participant is permitted to receive an Award of more than the lesser of:

(a)    50% of the Award Pool; or

(b)    $10,000,000.

DTE Energy Company has caused this First Amendment to be executed on the 3rd day of February, 2016.

DTE Energy Company

/S/ Larry E. Steward
____________________________________
Larry E. Steward
Senior Vice President, Human Resources

First Amendment to DTE Energy Company Executive Performance Plan – Page 1 of 1